FORM OF
                           INDEMNIFICATION AGREEMENT               EXHIBIT 10(x)

             THIS INDEMNIFICATION AGREEMENT is made this 14th day of
          November, 1995, by and between KOGER EQUITY, INC., a Florida corporation (the "Company"), and _____________ (the "Indemnitee").

                             Preliminary Statements

     A. The Company desires to retain the services of the Indemnitee as a director and/or officer of the Company.

     B. Section 607.0850 of the Florida Business Corporation Act (the "Florida Statutes") provides a nonexclusive statutory basis for the indemnification of directors and officers of a Florida corporation and authorizes agreements between the Company and its officers and directors with respect to indemnification of such individuals.

     C. Highly competent persons are becoming more reluctant to serve or to continue to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of such corporations.

     D. It is reasonable, prudent, necessary and in the best interest of the Company's shareholders for the Company contractually to obligate itself to indemnify its directors and executive officers so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified, and the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

                                    Agreement

     In order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company and/or a subsidiary of the Company, the Company has determined and agreed to enter into this agreement with the Indemnitee, and the Company and the Indemnitee agree as follows:

     1. Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent authorized or permitted by the provisions of the Florida Statutes or by any amendment thereof, or other statutory provision authorizing or permitting such indemnification adopted after the date hereof which has the effect of broadening (but not narrowing) the scope of indemnification provided under the Florida Statutes as it exists as of the date hereof.



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     2. Additional Indemnification.  In addition to any other indemnification to which the Indemnitee may be entitled pursuant to the Florida Statutes, the Company's Articles of Incorporation (the "Articles") or Bylaws (the "Bylaws"), or otherwise, and subject only to the limitations set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify the Indemnitee against any and all costs and expenses (including trial, appellate and other attorneys' fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by or in the right of any other person) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Notwithstanding any other provision of this Agreement, the Company shall pay and reimburse all expenses incurred by Indemnitee in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     3. Limitations on Additional Indemnification. No indemnification pursuant to Section 2 hereof shall be paid by the Company if a judgment (after exhaustion of all appeals) or other final adjudication determines that the Indemnitee's actions, or omissions to act, were material to the cause of action so adjudi-cated and constitute:


          (a) a violation of criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) a transaction from which the Indemnitee received an improper personal benefit within the meaning of Section 607.0831(l)(b)(2) and 607.0831(3) of the Florida Business Corporation Act;

          (c) a  circumstance  under which the  liability  provisions of Section
     607.0834 of the Florida Business Corporation Act are applicable; or

          (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of

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              the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder of the Company.

     4. Disbursement/Repayment of Expenses. In addition to the prompt payment of any indemnification to which the Indemnitee may be entitled, upon the demand of the Indemnitee, the Company shall promptly (and in any event within 5 business days after written demand therefor) advance to or reimburse the Indemnitee for all reasonable expenses (including, without limitation, trial, appellate and other attorney's fees, court costs, judgments, fines, penalties, amounts paid in settlement and other payments) that the Indemnitee may incur in responding to, investigating, defending, settling or appealing any threatened, pending or completed claim, action, suit or proceeding for which it reasonably appears that the Indemnitee may be entitled to indemnification from the Company, either pursuant to this Agreement, the Florida Statutes, the Articles, the Bylaws or otherwise. The Indemnitee agrees to reimburse the Company for all such expenses in the event, and only to the extent, that it shall be ultimately determined that the Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of Section 3 of this Agreement. Such undertaking to reimburse the Company for amounts advanced if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company is an unlimited general, unsecured and interest-free obligation of the Indemnitee.

     5. Indemnification Procedures.

          (a) Payment/Determination of Indemnification. Upon any request from the Indemnitee for indemnification from the Company, whether pursuant to this Agreement, the Florida Statutes, the Articles, the Bylaws or otherwise, the Company shall promptly pay the full amount of such requested indemnification. If the Company's Board of Directors (the "Board")
     reasonably believes that all or any portion of such indemnification pursuant to this Agreement is prohibited by Section 3 hereof, the Company shall in any event promptly pay the amount of such indemnification, if any, that may reasonably then be paid and shall promptly make or cause to be made a determination (the "Determination") of whether the payment of the balance is limited by Section 3 hereof. Such Determination shall be made in the following order of preference.


               (i) by the Board by majority vote or consent of a quorum consisting of directors who are not, at the time of the Determination, named parties to such action, suit or proceeding ("Disinterested Directors"); or


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               (ii)  if such a  quorum  of  Disinterested  Directors  cannot  be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

               (iii) if such a committee cannot be established, by the opinion of the outside legal counsel regularly employed by the Company (with respect to which such counsel shall exercise due care in preparing such opinion and shall have no further duty or liability with respect thereto); or
               (iv) if such legal opinion cannot be obtained, by vote or consent of the holders of a majority of the Company's capital stock present and entitled to vote at a meeting called for such purpose (a "Shareholder Determination").

          (b) Presumptions and Effect of Certain Proceedings. In making a Determination with respect to entitlement to indemnification hereunder, the person or persons or entity making the Determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any Determination contrary to that presumption. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative of or create a presumption that the Indemnitee is not entitled to indemnification or reimbursement of expenses hereunder or otherwise.

          (c) Reliance as Safe Harbor. For purposes of any Determination hereunder, the Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 5(c) shall mean any other
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     corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent. The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth herein.

          (d)  Success  on  Merits  or  Otherwise.   Notwithstanding  any  other
     provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described herein, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs and expenses (including trial, appellate and other attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 5(d), the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit or proceeding against the Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 90 days after the making of any claim or threat of an action, suit or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit or proceeding pursuant to which the Indemnitee pays less than $50,000.

          (e) Partial Indemnification or Reimbursement. If the Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the costs and expenses (including trial, appellate and other attorneys' fees), judgments, fines, penalties or amounts paid in settlement by the Indemnitee in connection with the investigation, defense, settlement or appeal of any action specified herein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse the Indemnitee for the portion thereof to which the Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such claims, damages, expenses (including trial, appellate and other attorneys' fees), judgments, fines or amount paid in settlement for which the Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

          (f) Costs.  All costs of making  any  Determination  required  by this
     Section 5 shall be borne solely by the Company, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Company shall also be

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     solely  responsible for paying (i) all reasonable  expenses incurred by the
     Indemnitee to enforce this Agreement including trial, appellate and other attorneys' fees and costs; and (ii) all costs of defending any suits or proceedings challenging payments to the Indemnitee under this Agreement including trial, appellate and other attorneys' fees and costs.

          (g) Timing of the Determination. The Company shall use its best efforts to make the Determination contemplated by this Section 5 promptly, but in all events within the following time periods:


               (i) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than 30 days after a written request for a Determination (a "Request") is delivered to the Company by the Indemnitee;

               (ii) if the Determination is to be made by the Company's outside legal counsel, such Determination shall be made not later than 30 days after a Request is delivered to the Company by the Indemnitee; and

               (iii) if the Determination is to be made by the Company's shareholders, such Determination shall be made not later than 90 days after a Request is delivered to the Company by the Indemnitee.

               The failure to make a Determination within the above-specified time period shall constitute a Determination that full indemnification is not limited or prohibited by Section 3 hereof.

          (h) Shareholder Vote on Determination. In connection with each meeting at which a Shareholder Determination will be made, the Company shall solicit proxies that expressly include a proposal to indemnify or reimburse the Indemnitee. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement relating to the proposal to indemnify or reimburse the Indemnitee.

          (i) Right of Indemnitee to Appeal on Adverse Determination by Board or Committee. If a Determination is made by the Board or a committee thereof that all or any portion of a request for indemnification pursuant to this Agreement is prohibited by Section 3 hereof, then upon the written request

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     of the Indemnitee,  the Company shall cause a new  Determination to be made by the Company's shareholders at the next regular or special meeting of shareholders. Such Determination by the Company's shareholders shall be binding and conclusive for all purposes of this Agreement, but shall not preclude the Indemnitee from seeking court-ordered indemnification or reimbursement pursuant to any provision of the Florida Statutes or otherwise.

          (j) Right of Indemnitee to Select Forum for Determination. If at any time subsequent to the date of this Agreement, "Continuing Directors" (as defined below) do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company (as contemplated by
     Item 403(c) of Securities and Exchange Commission Regulation S-K), then upon the request of the Indemnitee, the Company shall cause the Determination required by this Section 5 to be made by special legal counsel designated by the Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of Section 5(a) (iii) hereof. If none of the legal counsel selected by the Indemnitee are willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a "Continuing Director" means either a member of the Board at the date of this Agreement or a person nominated to serve as a member of the Board by a majority of
     the  then   Continuing   Directors.

          (k) Access by the Indemnitee to Determination.The Company shall afford to the Indemnitee and his representatives ample opportunity to present evidence of the facts upon which the Indemnitee relies for indemnification or reimbursement together with other information relating to any requested Determination. The Company shall also afford the Indemnitee the reasonable opportunity to include such evidence and information in any Company proxy statement relating to a Shareholder Determination.

     6. Contribution.

          (a) If the indemnification provided in Sections 1 and 2 hereof is unavailable and may not be paid to the Indemnitee for any reason other than those set forth in Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of


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     expenses,   judgments,  fines  and  settlements  paid  or  payable  by  the
     Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and the Indemnitee on the other in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge,
     access  to   information   and   opportunity  to  correct  or  prevent  the
     circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

          (b) The determination as to the amount of the contribution, if any, shall be made by:

               (i) a court of competent jurisdiction upon the application of both the Indemnitee and the Company (if an action or suit had been brought in, and final determination had been rendered by, such court);

               (ii) the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

               (iii) regular outside counsel of the Company, if a quorum is not obtainable for purpose of (ii) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

     7. Notification and Defense of Claim. Promptly after receipt of notice of the commencement of any action, suit or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission to so notify the Company will not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Agreement, with respect to any such action, suit or proceeding as to which the Indemnitee so notifies the Company;

          (a) The Company will be entitled to participate therein at its own expense;


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          (b) Except as  otherwise  provided  below,  the Company may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his counsel in such action, suit or proceeding, but the fees and expense of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless: (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have come to the conclusion provided for in (ii) above; and

          (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold its or his consent to any proposed settlement.

     8. Liability Insurance. So long as the Indemnitee shall continue to serve as an officer or director of the Company (or shall continue at the request of the Company to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), the Company will use its best efforts to purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policy or policies of directors and officers liability insurance providing coverage within limits determined by the Board in its sole discretion. Notwithstanding the foregoing, the Company shall not be required to purchase or maintain such insurance policy if, in the sole discretion of the Board (i) such insurance is not reasonably available; (ii) the premium cost for such insurance is disproportionate to the amount of the coverage; or (iii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.
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     9.  Disclosure  of  Payments.  Except  as  expressly  required  by  federal securities laws or federal law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company's shareholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

     10. Covenant Not to Sue; Limitation of Actions; Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of 2 years from the date the Indemnitee ceases (for any reason) to serve as either an officer or director of the Company, and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by the filing of a legal action within such 2-year period.

     11. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company (or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), and shall continue thereafter for so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was an officer or director of the Company or serving in any other capacity referred to herein, whether or not the Indemnitee has ceased to serve in any such capacity due to his resignation, removal by vote of directors or shareholders, termination, death, disability or otherwise.

     12. Enforcement.

               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve or to continue to serve as a director and/or officer of the Company and/or a subsidiary of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in agreeing to serve or to continue to serve in such capacity.
               (b) In the event the Indemnitee is required to bring any action to enforce his rights or to collect monies due under this Agreement


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          and is  successful  in such action,  the Company  shall  reimburse the
          Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action, including reasonable attorneys' fees (including trial, appellate and other attorneys' fees), court costs and other related expenses.



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          13. Miscellaneous.

               (a) Cooperation and Intent. The Company shall cooperate in good faith with the Indemnitee and use its best efforts to ensure that the Indemnitee is indemnified and/or reimbursed for expenses as described herein to the fullest extent permitted by law.

               (b) Nonexclusivity; Subrogation; Entire Agreement. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which the Indemnitee may otherwise be entitled by the Florida Statutes, the Articles, the Bylaws, a vote of the Company's shareholders, or otherwise. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. This Agreement constitutes the entire agreement between the Company and the Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to such subject matter (the "Prior Agreements"); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 13(d) hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) the Indemnitee shall be entitled to maximum indemnification benefits provided under the Florida Statutes, the Articles, the Bylaws, a vote of Company's shareholders, or any Prior Agreements.

               (c) Effective Date. The provisions of this Agreement shall cover claims, actions, suits, and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged omissions that heretofore have taken place.

               (d) Severability; Reformation. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or

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          unenforceability  shall not  affect the validity or enforceability  of the other provisions hereof. In the event that any or all portion(s) of this Agreement is ever held void or unenforceable by a court of competent jurisdiction, then the parties hereto hereby expressly authorize such court to modify any and all provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it or them valid and enforceable.

               (e) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication is directed, or (ii) mailed by certified or registered mail, postage prepaid, on the third business day after the date on which it is so mailed:

                  If to the Indemnitee:

                           ________________________
                           ________________________
                           ________________________

                  If to the Company:

                           Koger Equity, Inc.
                           3986 Boulevard Center, Suite 101
                           Jacksonville, FL  32207

         or to such other address as may have been furnished by either party to the other.

               (f) Amendments or Modifications. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the parties.

               (g) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

               (h) Successors and Assigns. This Agreement shall be binding upon the Indemnitee and the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.


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               (i) Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

               (j) Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                  THE COMPANY:

                                  KOGER EQUITY, INC.


                                  By:_______________________________

                                  Its                 President

                                  THE INDEMNITEE:


                                   __________________________________


















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